Exhibit 10 (viii)

AMENDMENT NO. 1 TO THE STOCK PURCHASE AGREEMENT

AMENDMENT NO. 1 TO THE STOCK PURCHASE AGREEMENT (this “Amendment”), dated as of August 11, 2004, by and among BHI INVESTMENT, LLC, a Delaware limited liability company (“Buyer”), BW HOLDINGS LLC, a Delaware limited liability company (“BW”), BORDEN HOLDINGS, INC., a Delaware corporation (“Holdings”), BORDEN CHEMICAL, INC., a New Jersey corporation (“Borden”), CRAIG O. MORRISON and JODY P. BEVILAQUA (each of the last two individuals, an “Individual Seller” and, together with BW, the “Sellers”).

W I T N E S S E T H :

WHEREAS, Buyer, BW, Holdings, Borden and the Individual Sellers have previously entered into that certain Stock Purchase Agreement by and among them dated July 5, 2004 (the “Stock Purchase Agreement”);

WHEREAS, pursuant to Section 6.9 of the Stock Purchase Agreement, the Stock Purchase Agreement may be amended, modified and supplemented by a written instrument authorized and executed on behalf of the parties to the Stock Purchase Agreement; and

WHEREAS, Buyer, BW, Holdings, Borden and the Individual Sellers wish to amend the Stock Purchase Agreement and make certain other agreements with respect thereto.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows.

SECTION 1. Definition. Capitalized terms used but not defined herein shall have the meaning given to them in the Stock Purchase Agreement.

SECTION 2. Amendments to Purchase Agreement. The Stock Purchase Agreement is hereby amended as of the date hereof as follows:

(a) Section 1.2(b) is hereby amended by replacing the formula for CS and BSPP as follows :

“CS = Number of Shares of Borden Common Stock (other than treasury shares) outstanding immediately prior to the Closing (including, for purposes of clarification, any shares of Borden Common Stock held by the Individual Sellers outstanding immediately prior to the Closing)”

“BSPP = (CSCxBCS) less all amounts paid to BW pursuant to Section 1.7”

(b) Section 1.2(b) is hereby amended by replacing clauses (C) and (D) of the formula for PP with the following:

“(C) the Sellers’ Closing Expense Amount (as defined in Section 6.2) to the extent not paid prior to Closing, (D) the sum of one-half of the Bonus Payment Amount (not including the portion of the Bonus Payment Amount set forth on Schedule 1.2(b)) plus the portion of the Bonus Payment Amount set forth on Schedule 1.2(b)”

(c) The last paragraph of Section 1.2(b) is hereby amended and restated in its entirety to state as follows:

“No later than the close of business on the business day prior to the Closing Date, BW will provide to Buyer in writing its good faith estimate of (i) the number of outstanding Stock Options, (ii) the number of outstanding shares of Borden Common Stock, (iii) the number of shares of Borden Common Stock owned by Holdings, (iv) all Closing Date Indebtedness and (v) the Closing Date Cash. “Closing Date Cash” means the amount of cash on hand on the Closing Date, at Holdings and its Subsidiaries, after application of the withholding taxes applicable to the repatriation of such cash plus the D&O Insurance Amount (which amount of cash shall (i) be calculated before any payments of transaction costs and expenses of Holdings, Borden and the Sellers (other than any such payments made prior to Closing by Holdings or any of its Subsidiaries), and before the redemption transaction contemplated by Section 1.3 hereof and (ii) shall exclude (x) any Stock Option Settlement Amount or Bonus Payment Amount (as each is defined in Section 1.6) and any other payment in respect of any Stock Option to the extent such amounts are included in OPTPR (as defined above)) and (y) any cash contributed by Buyer or any of its Affiliates before the Closing to Holdings or Borden in connection with the transactions contemplated hereby (other than with respect to out-of-pocket expenses required to be funded by Buyer pursuant to Section 3.13 hereof and paid prior to Closing by Holdings or any of its Subsidiaries). “Closing Date Indebtedness” means all Indebtedness owed by Holdings or Borden or any of their respective Subsidiaries (other than Indebtedness owed to Holdings or any Subsidiaries of Holdings), outstanding on the Closing Date other than debt of Holdings or Borden to BW that is actually settled pursuant to Section 1.7 hereof. The estimates of the Closing Date Indebtedness and the Closing Date Cash provided to Buyer pursuant to the foregoing sentence are referred to herein as the “Estimated Closing Date Indebtedness” and the “Estimated Closing Date Cash”, respectively.”

(d) Section 1.3 is hereby amended and restated in its entirety to state as follows:

“1.3 Borden Stock Redemption. (a) Upon the terms and subject to the conditions of this Agreement, unless otherwise agreed by Buyer and an Individual Seller, at the Closing, the Individual Sellers shall sell to Borden, and Borden shall redeem from the Individual Sellers, the Individual Seller Shares.

(b) In consideration for the redemption and transfer of the Individual Seller Shares, and upon the terms and subject to the conditions of this Agreement, on the Closing Date, Borden shall pay or cause to be paid to the Individual Sellers by wire transfer in immediately available funds an aggregate amount equal to the product of the Common Share Consideration determined under Section 1.2(b) and the Individual Seller Shares. The amount to be paid in respect of the Borden Shares held by each Individual Seller is set forth on Schedule 1.3.

(c) On the Closing Date, upon the terms and subject to the conditions of this Agreement, the Individual Sellers shall to deliver to Borden certificates representing the Individual Seller Shares duly endorsed, or accompanied by stock powers duly executed, with all necessary stock transfer stamps attached thereto and canceled.”

(e) The first paragraph of Section 1.4(a) is hereby amended by inserting the following at the end of the paragraph: “and (x) any liabilities relating to Wise Food Holdings, Inc. that are the subject of that certain letter agreement (as amended) between Borden and BW dated October 30, 2000 (which letter agreement is being terminated as of the Closing) shall be excluded.”

(f) The first sentence of Section 1.6(b) is hereby deleted and the second sentence of Section 1.6(b) is hereby amended and restated in its entirety to state as follows:

“Unless otherwise agreed, as promptly as practicable after the Closing Date (but in no event more than 10 days after the Closing Date), Buyer shall (i) cause Holdings to pay each employee the amount set forth opposite such employee’s name on Schedule 1.6(b) under the heading “Cash Bonus Payment,” (ii) adopt a deferred stock plan with the terms as set forth in the plan adopted pursuant to Section 3.16, without duplication of the amounts of such plan, and (iii) cause each employee to be allocated a number of shares in such deferred stock plan equal to the quotient of the amount set forth opposite such employee’s name on Schedule 1.6(b) under the heading “Deferred Stock Account Value” divided by the Common Share Consideration and (iv) make any such payments and deferred stock account allocations to Craig Morrison as are set forth in that certain letter to Craig Morrison from Buyer dated July 5, 2004.”

(g) Article I is hereby amended by adding the following as a new Section 1.7:

“1.7 Repayment of Debt Owed to BW. At the Closing, Holdings shall repay its outstanding debt to BW of approximately $431,200,000 with proceeds from the Financing.”

(h) Section 3.7(a) is hereby amended and restated in its entirety to state as follows:

“Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable best efforts: (i) to obtain, in addition to approvals and consents discussed in Section 3.3 hereof, any licenses, permits, consents, approvals, authorizations, qualifications and orders of federal, state, local and foreign Governmental Authorities as are required in connection with the consummation of the transactions contemplated hereby; (ii) to effect, in addition to filings discussed in Section 3.3 hereof, all necessary registrations and filings; (iii) to defend any lawsuits or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third parties (including Governmental Authorities or officials), challenging this Agreement or the consummation of the transactions contemplated hereby; (iv) prepare the audited consolidated balance sheet of Holdings and related statements of operations for the year ended December 31, 2003; and (v) to furnish to each other such information and assistance and to consult with respect to the terms of any registration, filing, application or undertaking as reasonably may be requested in connection with the foregoing.”

(i) Section 4.2(e) is hereby amended and restated in its entirety to state as follows:

“(e) Holdings Audit. Buyer shall have received the audited Special Purpose Financial Statement.”

(j) Section 6.4(a) is hereby amended and restated in its entirety to state as follows:

“(a) if to the Sellers or, prior to the Closing, Borden, to it at:

BW Holdings LLC
Plaza 273, Suite 211
56 West Main Street
Newark, Delaware 19702
Attention: Alyssa Anton
Telecopy: (302) 633-2808

with a copy to (which shall not constitute notice):

Borden Chemical, Inc.
180 East Broad Street
Columbus, Ohio 43215
Attention: Nancy G. Brown, Esq.,
Vice President and General Counsel
Telecopy: 614-225-2108
-and-
Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street
Suite 4200
New York, New York 10019
Attention: Brian Carroll
Telecopy: 212-750-0003
-and-
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: David J. Sorkin, Esq.
Sean D. Rodgers, Esq.
Telecopy: 212-455-2502”

(k) Section 6.14 is hereby amended by adding the following definition at the end of such Section 6.14:

““Special Purpose Financial Statement” means the special purpose statement of net assets of Holdings, presenting the assets and liabilities of Holdings at December 31, 2003 in accordance with GAAP, except as follows: (a) Holdings’ investment in Borden shall not be consolidated and Holdings’ basis in Borden shall not be pushed-down to Borden; rather, such investment shall be recorded at the stipulated amount of $1.2 billion and (b) the affiliated balances to/from Holdings and Borden shall not be eliminated.”

(l) The Disclosure Schedules are hereby amended by adding the following Schedule 1.2(b):

            “Schedule 1.2(b) - $1,676,960”

SECTION 3. No Implied Amendments. Except as herein provided, the Stock Purchase Agreement shall remain in full force and effect and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Stock Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Stock Purchase Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Stock Purchase Agreement, shall mean and be a reference to the Stock Purchase Agreement, as amended by this Agreement.

SECTION 4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

SECTION 5. Governing Law. This Agreement shall be governed and construed in accordance with the internal laws of the State of New York.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

BHI INVESTMENT, LLC

By:
Name:
Title:

BW HOLDINGS LLC

By:
Name:
Title:

BORDEN HOLDINGS, INC.

By:
Name:
Title:

BORDEN CHEMICAL, INC.

By:
Name:
Title:

CRAIG O. MORRISON

JOSEPH P. BEVILAQUA